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EXHIBIT 4.5

PATENT, TRADEMARK AND LICENSE MORTGAGE

    THIS PATENT, TRADEMARK AND LICENSE MORTGAGE ("Mortgage") made as of this 31st day of July, 2000, by HEI, INC. a Minnesota corporation, with its principal place of business at 1495 Steiger Lake Lane, Victoria, Minnesota ("Mortgagor"), in favor of LASALLE BUSINESS CREDIT, INC., with an office at 135 South LaSalle Street, Chicago, Illinois 60603 ("Mortgagee"):

W I T N E S S E T H:

    WHEREAS, Mortgagor and Mortgagee are parties to a certain Loan and Security Agreement ("Security Agreement") and other related loan documents of even date herewith (collectively, with the Security Agreement, "Loan Agreements"), which Loan Agreements provide (i) for Mortgagee to, from time to time, extend credit to or for the account of Mortgagor and (ii) for the grant by Mortgagor to Mortgagee of a security interest in certain of Mortgagor's assets including, without limitation, its patents, patent applications, trademarks, trademark applications, tradenames, service marks, service mark applications, goodwill and licenses;

    NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, Mortgagor agrees as follows:

    1.  Capitalized Terms.  All terms capitalized but not otherwise defined herein shall have the same meanings herein as in the Loan Agreements.

    2.  Mortgage of Patents, Trademarks and Licenses.  To secure the complete and timely satisfaction of all of Mortgagor's "Liabilities" (as defined in the Security Agreement), Mortgagor hereby grants, bargains, assigns, mortgages, pledges, sells, creates a security interest in, transfers and conveys to Mortgagee, as and by way of a first mortgage and security interest having priority over all other security interests, with power of sale, to the extent permitted by law or by the specific license agreements, upon the occurrence of an "Event of Default" (as defined in the Security Agreement) all of Mortgagor's right, title and interest in and to all of its now existing and hereafter created or acquired:

       (i) patents and patent applications including, without limitation, the inventions and improvements described and claimed therein, and those patents listed on Exhibit A attached hereto and hereby made a part hereof, and (a) the reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, (b) all income, damages and payments now and hereafter due or payable under or with respect thereto, including, without limitation, damages and payments for past or future infringements thereof, (c) the right to sue for past, present and future infringements thereof, and (d) all rights corresponding thereto throughout the world (all of the foregoing patents and applications, together with the items described in clauses (a)-(d) of this subsection 2(i), are sometimes hereinafter referred to individually as a "Patent" and, collectively, as the "Patents");

      (ii) trademarks, trademark registrations, trademark applications, tradenames and tradestyles, service marks, service mark registrations and service mark applications including, without limitation, the trademarks, tradenames, service marks and applications and registrations thereof listed on Exhibit B attached hereto and hereby made a part hereof, and (a) renewals or extensions thereof, (b) all income, damages and payments now and hereafter due or payable with respect thereto, including, without limitation, damages and payments for past or future infringements thereof, (c) the right to sue for past, present and future infringements thereof, and (d) all rights corresponding thereto throughout the world (all of the foregoing trademarks, tradenames and tradestyles, service marks and applications and registrations thereof, together with the items described in clauses (a)-(d) of this subsection 2(ii), are sometimes hereinafter referred individually as a "Trademark" and, collectively, as "Trademarks");

      (iii) all license agreements with respect to any of the Patents or the Trademarks or any other patent, trademark, service mark or any application or registration thereof or any other tradename or tradestyle between Mortgagor and any other party, whether Mortgagor is a licensor or licensee under any such license agreement including, without limitation, the licenses listed on Exhibit C attached hereto and hereby made a part hereof (all of the foregoing license agreements and Mortgagor's rights thereunder are referred to collectively as "Licenses"); and

      (iv) the goodwill of Mortgagor's business connected with and symbolized by the Trademarks.

    3.  Warranties and Representations. Mortgagor warrants and represents to Mortgagee that:

       (i) The Patents, Trademarks and Licenses have not been adjudged invalid or unenforceable and have not been cancelled, in whole or in part, and are presently subsisting;

      (ii) Each of the Patents, Trademarks and Licenses is valid and enforceable;

      (iii) Mortgagor is the sole and exclusive owner of the entire and unencumbered right, title and interest in and to each of the Patents, Trademarks and Licenses, free and clear of any liens, charges and encumbrances including, without limitation, licenses, shop rights and covenants by Mortgagor not to sue third persons;

      (iv) Mortgagor has adopted, used and is currently using all of the Trademarks;

      (v) Mortgagor has no notice of any suits or actions commenced or threatened with reference to the Patents, Trademarks or Licenses; and

      (vi) Mortgagor has the right to execute and deliver this Mortgage and perform its terms and has entered into or will enter into written agreements with each of its present and future employees, agents and consultants which will enable it to comply with the covenants contained herein.

    4.  Restrictions on Future Agreements.  Mortgagor agrees that until Mortgagor's Liabilities shall have been satisfied in full and the Loan Agreements shall have been terminated, Mortgagor shall not sell or assign its interest in, or grant any license under, the Patents, Trademarks or Licenses, or enter into any other agreement with respect to the Patents, Trademarks or Licenses which is inconsistent with Mortgagor's obligations under this Mortgage, without the prior written consent of Mortgagee, and Mortgagor further agrees that it shall not take any action, or permit any action to be taken by others subject to its control, including licensees, or fail to take any action (solely with respect to the Patents and the Tradenames), which would affect the validity or enforcement of the rights transferred to Mortgagee under this Mortgage.

    5.  New Patents, Trademarks, and Licenses.  Mortgagor represents and warrants that, to the best of Mortgagor's knowledge, the Patents, Trademarks and Licenses listed on Exhibits A, B and C, respectively, constitute all of the Patents, Trademarks, and Licenses now owned by Mortgagor. If, before Mortgagor's Liabilities shall have been satisfied in full or before the Loan Agreements have been terminated, Mortgagor shall (i) become aware of any existing Patents, Trademarks or Licenses of which Mortgagor has not previously informed Mortgagee, (ii) obtain rights to any new patentable inventions, Patents, Trademarks or Licenses, or (iii) become entitled to the benefit of any Patents, Trademarks or Licenses or any improvement on any Patent, the provisions of this Mortgage above shall automatically apply thereto and Mortgagor shall give to Mortgagee prompt written notice thereof. Mortgagor hereby authorizes Mortgagee to modify this Mortgage by amending Exhibits A, B and C, as applicable, to include any such Patents, Trademarks and Licenses.

    6.  Royalties; Terms.  The term of the mortgages granted herein shall extend until the earlier of (i) the expiration of each of the respective Patents, Trademarks and Licenses assigned hereunder, and (ii) Mortgagor's Liabilities have been paid in full and the Loan Agreements have been terminated. Upon the occurrence of an Event of Default, Mortgagor agrees that the use by Mortgagee of all

Patents, Trademarks and Licenses shall be worldwide and without any liability for royalties or other related charges from Mortgagee to the Mortgagor.

    7.  Grant of License to Mortgagor.  Unless and until an Event of Default shall have occurred, Mortgagee hereby grants to Mortgagor the exclusive, nontransferable right and license to use the Trademarks in the ordinary course of its business, to exercise Mortgagee's rights under the Licenses, and to make, have made, use and sell the inventions disclosed and claimed in the Patents for Mortgagor's own benefit and account and for none other. Mortgagor shall use the Trademarks only on goods of at least as high quality as the goods on which Mortgagor or its predecessor used the goods prior to the date hereof. Mortgagor agrees not to sell or assign its interest in, or grant any sublicense under, the license granted to Mortgagor in this Section 7, without the prior written consent of Mortgagee. From and after the occurrence of an Event of Default, Mortgagor's license with respect to the Patents, Trademarks and Licenses set forth in this Section 7 shall terminate forthwith, and Mortgagee shall have, in addition to all other rights and remedies given it by this Mortgage, those allowed by law and the rights and remedies of a secured party under the Uniform Commercial Code as enacted in any of the jurisdictions in which the Patents, Trademarks or Licenses may be located.

    8.  Mortgagee's Right to Inspect.  Mortgagee shall have the right, at any time and from time to time during normal business hours and prior to payment in full of Mortgagor's Liabilities and termination of the Loan Agreements, to inspect Mortgagor's premises and to examine Mortgagor's books, records and operations, including, without limitation, Mortgagor's quality control processes. Mortgagor agrees (i) to maintain the quality of any and all products in connection with which the Trademarks are used, consistent with the quality of said products as of the date hereof and (ii) to provide Mortgagee, upon Mortgagee's request from time to time, with a certificate of an officer of Mortgagor certifying Mortgagor's compliance with the foregoing. Upon the occurrence of an Event of Default, Mortgagor agrees that Mortgagee, or a conservator appointed by Mortgagee, shall have the right to establish such additional product quality controls as Mortgagee, or said conservator, in its sole judgment, may deem necessary to assure maintenance of the quality of products sold by Mortgagor under the Trademarks.

    9.  Release of Mortgage.  This Mortgage is made for collateral purposes only. Upon payment in full of Mortgagor's Liabilities and termination of the Loan Agreements, Mortgagee shall execute and deliver to Mortgagor an instrument in the form attached hereto as Exhibit D, in order to re-vest in Mortgagor full title to the Patents, Trademarks, and Licenses, subject to any disposition thereof which may have been made by Mortgagee pursuant hereto or pursuant to the Loan Agreements.

    10.  Expenses.  All expenses incurred in connection with the performance of any of the agreements set forth herein shall be borne by Mortgagor. All fees, costs and expenses, of whatever kind or nature, including reasonable attorneys' and paralegals' fees and legal expenses, incurred by Mortgagee in connection with the filing or recording of any documents (including all taxes in connection therewith) in public offices, the payment or discharge of any taxes, counsel fees, maintenance fees, encumbrances or otherwise in protecting, maintaining or preserving the Patents, Trademarks and Licenses, or in defending or prosecuting any actions or proceedings arising out of or related to the Patents, Trademarks and Licenses, shall be borne by and paid by Mortgagor on demand by Mortgagee and until so paid shall be added to the principal amount of Mortgagor's Liabilities and shall bear interest at the rate for "Revolving Loans" (as defined in the Security Agreement).

    11.  Duties of Mortgagor.  Mortgagor shall have the duty, to the extent commercially reasonable (i) to prosecute diligently any patent, trademark or service mark applications pending as of the date hereof or thereafter until Mortgagor's Liabilities shall have been paid in full, (ii) to make application on unpatented but patentable inventions and on trademarks and service marks, as appropriate, (iii) to preserve and maintain all rights in the Patents, Trademarks and Licenses, and (iv) to ensure that the Patents, Trademarks and Licenses are and remain enforceable. Any expenses incurred in connection with Mortgagor's obligations under this Section 11 shall be borne by Mortgagor. Mortgagor shall not abandon any right to file a patent, trademark or service mark application, or abandon any pending patent application, or any other Patent, Trademark or License without the consent of Mortgagee, except to the extent it is not commercially reasonable not to so abandon any such right, application, Patent, Trademark or License.

    12.  Mortgagee's Right to Sue.  After the occurrence of an Event of Default, Mortgagee shall have the right, but shall in no way be obligated, to bring suit in its own name to enforce the Patents, Trademarks and Licenses and, if Mortgagee shall commence any such suit, Mortgagor shall, at the request of Mortgagee, do any and all lawful acts and execute any and all proper documents required by Mortgagee in aid of such enforcement and Mortgagor shall promptly, upon demand, reimburse and indemnify Mortgagee for all reasonable costs and expenses incurred by Mortgagee in the exercise of its rights under this Section 12.

    13.  Waivers.  No course of dealing between Mortgagor and Mortgagee, nor any failure to exercise, nor any delay in exercising, on the part of Mortgagee, any right, power or privilege hereunder or under the Loan Agreements shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

    14.  Severability.  The provisions of this Mortgage are severable, and if any clause or provision shall be held invalid and unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Mortgage in any jurisdiction.

    15.  Modification.  This Mortgage cannot be altered, amended or modified in any way, except as specifically provided in Section 5 hereof or by a writing signed by the parties hereto.

    16.  Cumulative Remedies; Power of Attorney; Effect on Financing Agreement.   All of Mortgagee's rights and remedies with respect to the Patents, Trademarks and Licenses, whether established hereby or by the Loan Agreements, or by any other agreements or by law shall be cumulative and may be exercised singularly or concurrently. Upon the occurrence of an Event of Default, Mortgagor hereby authorizes Mortgagee to make, constitute and appoint any officer or agent of Mortgagee as Mortgagee may select, in its sole discretion, as Mortgagor's true and lawful attorney-in-fact, with power to (i) endorse Mortgagor's name on all applications, documents, papers and instruments necessary or desirable for Mortgagee in the use of the Patents, Trademarks and Licenses, or (ii) take any other actions with respect to the Patents, Trademarks and Licenses as Mortgagee deems to be in the best interest of Mortgagee, or (iii) grant or issue any exclusive or non-exclusive license under the Patents, Trademarks or Licenses to anyone, or (iv) assign, pledge, convey or otherwise transfer title in or dispose of the Patents, Trademarks or Licenses to anyone. Mortgagee hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney shall be irrevocable until Mortgagor's Liabilities shall have been paid in full and the Security Agreement, including any amendments thereto, has been terminated. Mortgagor acknowledges and agrees that this Mortgage is not intended to limit or restrict in any way the rights and remedies of Mortgagee under the Loan Agreements but rather is intended to facilitate the exercise of such rights and remedies. Mortgagee shall have, in addition to all other rights and remedies given it by the terms of this Mortgage and the Loan Agreements, all rights and remedies allowed by law and the rights and remedies of a secured party under the Uniform Commercial Code as enacted in any jurisdiction in which the Patents, Trademarks or Licenses may be located.

    17.  Binding Effect; Benefits.  This Mortgage shall be binding upon the Mortgagor and its respective successors and assigns, and shall inure to the benefit of Mortgagee, its successors, nominees and assigns.

    18.  Governing Law.  This Mortgage shall be governed by and construed in accordance with the internal laws of the State of Illinois.

    19.  Headings.  Paragraph headings used herein are for convenience only and shall not modify the provisions which they precede.

    20.  Further Assurances.  Mortgagor agrees to execute and deliver such further agreements, instruments and documents, and to perform such further acts, as Mortgagee shall reasonably request from time to time in order to carry out the purpose of this Mortgage and agreements set forth herein.

    21.  Survival of Representations.  All representations and warranties of Mortgagor contained in this Mortgage shall survive the execution and delivery of this Mortgage and shall be remade on the date of each borrowing under the Loan Agreements.

    IN WITNESS WHEREOF, Mortgagor has duly executed this Mortgage in favor of Mortgagee as of the date first written above.

ATTEST:	HEI, INC.
/s/ ANTHONY J. FANT
Title:	By: Anthony J. Fant
Title: Chairman and CEO
AGREED AND ACCEPTED this 31st day of July, 2000
LASALLE BUSINESS CREDIT, INC.
/s/ DALE GRZENIA By: Dale Grzenia Title: Vice President
THIS INSTRUMENT PREPARED BY AND AFTER FILING RETURN TO:
James W. Dierking, Esq. Winthrop & Weinstine, P.A. 3000 Dain Rauscher Plaza 60 South Sixth Street Minneapolis, MN 55402-4430

ACKNOWLEDGMENT

STATE OF MINNESOTA	)
) SS.
COUNTY OF HENNEPIN	)

    The foregoing Patent, Trademark and License Mortgage was executed and acknowledged before me this 27tht day of July, 2000, by Anthony J. Fant, personally known to me to be the Chairman and CEO of HEI, INC., a Minnesota corporation, on behalf of such corporation.

/s/ JAMES W. DIERKING Notary Public
Ramsey County, MN
My Commission Expires:
1/31/05

ACKNOWLEDGMENT

STATE OF WISCONSIN	)
) SS.
COUNTY OF MILWAUKEE	)

    I, Joanne Muenzenberger, a Notary Public in and for and residing in said County and State, do hereby certify that Dale Grzenia, the Vice President of LaSalle Business Credit, Inc., personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that he signed and delivered said instrument as his own free and voluntary act and as the free and voluntary act of said bank for the uses and purposes therein set forth.

    GIVEN under my hand and notarial seal this 28TH day of July, 2000.

/s/ JOANNE MUENZENBERGER Notary Public
My Commission Expires:
November 2, 2003

EXHIBIT A
Patents

APPLICANT	SERIAL NO.	ISSUED	DESCRIPTION
HEI, Inc.	5,847,930		Edge Terminals for Electronic Circuit Modules
HEI, Inc.	6,014,320	1/11/00	High Density Stacked Circuit Module
HEI, Inc.	5,936,847		Low Profile Electronic Circuit Modules
HEI, Inc.	08/642,114		Low Profile Electronic Circuit

Applications Pending

APPLICANT	APPLICATION NO.	DESCRIPTION
HEI, Inc.	09/477,048	Interconnection Method and Device
HEI, Inc.	Pending	High Density Circuit Modules using one or more folded flex circuits

EXHIBIT B
Trademarks

APPLICANT	MARK	SERIAL NO.	FILED

EXHIBIT C
Licenses

Exhibit D
Form of Release of Mortgate of Patents, Trademarks, and Licenses

Exhibit D

RELEASE OF MORTGAGE

    This Release of Mortgage is made by LASALLE BUSINESS CREDIT, INC., having an office at 135 South LaSalle Street, Chicago, Illinois ("LaSalle"); in favor of HEI, INC., having its principal place of business at 1495 Steiger Lake Lane, Victoria, Minnesota ("HEI").

    Pursuant to Section 9 ("Release of Mortgage") of the Patent, Trademark and License Mortgage of            , 2000 by HEI in favor of LaSalle, LaSalle acknowledges payment in full of Mortgagor's Liabilities by HEI and termination of the Loan Agreements. LaSalle re-vests in HEI full title to the Patents, Trademarks, and Licenses (subject to any disposition that may have been made by LaSalle pursuant to the Patent, Trademark and License Mortgage or the Loan Agreements) as if the Patent, Trademark and License Mortgage had never been made. LaSalle and its legal representatives will take whatever further actions are necessary to fulfill the terms of this Release.

    All terms capitalized but not otherwise defined have the same meaning as in the Loan Agreements of            , 2000.

Dated:
LASALLE BUSINESS CREDIT, INC.
By:
Its:

PATENT ASSIGNMENT

    This Assignment is made by LASALLE BUSINESS CREDIT, INC., having an office at 135 South LaSalle Street, Chicago, Illinois ("LaSalle") to HEI, INC., having its principal place of business at 1495 Steiger Lake Lane, Victoria, Minnesota ("HEI").

    In exchange for valuable and sufficient consideration received from HEI, LaSalle assigns to HEI all right, title and interest in US Patent            as if the Patent, Trademark and License Mortgage of      , 2000 had never been made. LaSalle and its legal representatives will take whatever further actions are necessary to fulfill the terms of this Assignment.

    All terms capitalized but not otherwise defined have the same meaning as in the Loan Agreements of            , 2000.

Dated:
LASALLE BUSINESS CREDIT, INC.
By:
Its:

Exhibit D
Form of Release of Mortgate of Patents, Trademarks, and Licenses

TRADEMARK AND ASSOCIATED GOODWILL ASSIGNMENT

    This Assignment is made by LASALLE BUSINESS CREDIT, INC., having an office at 135 South LaSalle Street, Chicago, Illinois ("LaSalle") to HEI, INC., having its principal place of business at 1495 Steiger Lake Lane, Victoria, Minnesota ("HEI").

    In exchange for valuable and sufficient consideration received from HEI, LaSalle assigns to HEI all right, title and interest in US Trademark Registration No.             , including all goodwill of LaSalle's and HEI's business connected with such Trademark, as if the Patent, Trademark and License Mortgage of       , 2000 had never been made. LaSalle and its legal representatives will take whatever further actions are necessary to fulfill the terms of this Assignment.

    All terms capitalized but otherwise defined have the same meaning as in the Loan Agreements of            , 2000.

Dated:
LASALLE BUSINESS CREDIT, INC.
By:
Its:

LICENSE ASSIGNMENT

    This Assignment is made by LASALLE BUSINESS CREDIT, INC., having an office at 135 South LaSalle Street, Chicago, Illinois ("LaSalle") to HEI, INC., having its principal place of business at 1495 Steiger Lake Lane, Victoria, Minnesota ("HEI").

    In exchange for valuable and sufficient consideration received from HEI, LaSalle assigns to HEI all right, title and interest in all Licenses as if the Patent, Trademark and License Mortgage of            , 2000 had never been made. LaSalle and its legal representatives will take whatever further actions are necessary to fulfill the terms of this Assignment.

    All terms capitalized but otherwise defined have the same meaning as in the Loan Agreements of            , 2000.

Dated:
LASALLE BUSINESS CREDIT, INC.
By:
Its:

UCC-3 forms as required to cancel Mortgagee's Security Interests in any Patents, Trademarks, and Licenses that are specifically indentified in any UCC-1 Financing Statements filed by Mortgagee

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PATENT, TRADEMARK AND LICENSE MORTGAGE
ACKNOWLEDGMENT
ACKNOWLEDGMENT
EXHIBIT A Patents
Applications Pending
EXHIBIT B Trademarks
EXHIBIT C Licenses
Exhibit D Form of Release of Mortgate of Patents, Trademarks, and Licenses
RELEASE OF MORTGAGE
PATENT ASSIGNMENT
TRADEMARK AND ASSOCIATED GOODWILL ASSIGNMENT
LICENSE ASSIGNMENT